WesBanco®

2nd Quarter 2011 Earnings Release

Forward-Looking Statements

Forward-looking statements in this presentation relating to WesBanco's plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The information contained herein should be read in conjunction with WesBanco's 2010 Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC"), along with Form 10-Q as of March 31, 2011, which is available on the SEC's website www.sec.gov or at WesBanco's website www.wesbanco.com. Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in WesBanco's 2010 Annual Report on Form 10-K filed with the SEC under the section, "Risk Factors" in Part 1, Item 1A. Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements. WesBanco does not assume any duty to update any forward-looking statements.

WesBanco

WesBanco at a Glance

- Headquarters in Wheeling, West Virginia
- Assets: $5.4 billion
- Founded in 1870
- 32 banks/23 companies acquired in 25 years
- Banking operations in West Virginia, Ohio and Western Pennsylvania
  - 112 banking offices + Pittsburgh Business Loan Office
  - 124 ATM's
- Non-bank activities include:
  - Wealth management, securities brokerage, insurance and proprietary family of mutual funds

WesBanco

An Expanding Franchise in Contiguous Markets: 112 banking offices



Toledo
Cleveland
Pittsburgh
Columbus
Springfield
Wheeling
Dayton
Cincinnati
Huntington
Frankfort
Lexington
Charleston
0
86.2mi
Copyright (C) 2010 SNL Financial LC. All rights reserved.

- Ranked #1-3 in deposit market share in 15 counties out of 37*
- Expanding along major highways to population centers (Columbus, Dayton, Cincinnati)
- Organized into seven markets

* SNL 12/31/10 Deposit Market Share Data

WesBanco

Summary – Income Statement ($ 000's)

	6/30/11	3/31/11	12/31/10	9/30/10	6/30/10
Earnings Per Share-diluted	$0.45	$0.39	$0.39	$0.34	$0.31
Net Income	$11,918	$10,240	$10,310	$9,153	$8,238
Net Interest Income	$43,053	$41,476	$42,326	$41,986	$41,148
Provision for Credit Losses	$6,802	$8,041	$9,625	$11,778	$11,675
Non-Interest Income	$15,016	$14,504	$14,997	$14,976	$14,585
Non-Interest Expense	$35,703	$35,491	$35,511	$35,681	$34,567

WesBanco

Net Interest Margin & Efficiency Ratio



Net Interest Margin
Efficiency Ratio
3.80%
3.70%
3.60%
3.50%
3.40%
3.30%
3.20%
3.10%
3.00%
Net Interest Margin
69.50%
68.00%
66.50%
65.00%
63.50%
62.00%
60.50%
59.00%
Efficiency Ratio
2Q'09
3Q'09
4Q'09
1Q'10
2Q'10
3Q'10
4Q'10
1Q'11
2Q'11

WesBanco

ROAA: Pre-Tax & Pre-Provision*


1.80%
1.70%
1.60%
1.50%
1.40%
1.59%
1.64%
1.67%
1.67%
1.71%
1.67%
1.77%
4Q-09
1Q-10
2Q-10
3Q-10
4Q-10
1Q'11
2Q'11

*See non-GAAP measures for additional information relating to the calculation of this item.

WesBanco

Summary – Capital Ratios %



Total Risk Based Capital
16.00%
14.00%
12.00%
10.00%
8.00%
6.00%
4.00%
2.00%
0.00%
12.37%
12.68%
12.87%
12.89%
13.20%
13.48%
13.61%
4Q'09
1Q'10
2Q'10
3Q'10
4Q'10
1Q'11
2Q'11



Tangible Equity to Tangible Assets *
7.00%
6.00%
5.00%
4.00%
3.00%
2.00%
1.00%
0.00%
5.88%
6.06%
6.27%
6.34%
6.33%
6.43%
6.59%
4Q'09
1Q'10
2Q'10
3Q'10
4Q'10
1Q'11
2Q'11

*See non-GAAP measures for additional information relating to the calculation of this item.

WesBanco

Securities Portfolio – Quality & Liquidity

Securities = $1.52 B
~28.1% of total assets


US Govt. Agencies 21.6%
Mortgage-Backed & CMOs, 43.9%
Municipals, 32.0%
Equities & Other, 2.5%

- Average portfolio yield of 3.84% at 6/30/11.
- WAL approx. 4.8 years, duration 3.6%.
- Over 55% unpledged.
- Minimal private label CMO's, equities or corporate/ABS securities.
- Net unrealized AFS securities gains of $11.0 million at 6/30/11.

WesBanco

Municipal Bond Portfolio Characteristics

- Portfolio comprised of $494 million of tax exempts and taxable Build America Bonds.
- Approximately 90% are local issuers.
- G.O.'s are 74% of total; 26% revenue bonds.
- 96% rated, with 78% rated AA (or its equivalent) or higher. Only 6.0% below A – all are investment grade.
- About 59% in held to maturity – longer dated maturities.
- Average tax equivalent yield – 5.8%; average life approximately 6.8 years.
- Average size of each issue is $644 thousand. Average holdings of any one issuer is $914 thousand.

Diversified Loan Portfolio

Total Portfolio Loans = $3.26 B


Comm. & Ind.
13%
Consumer
8%
Comm. Real
Estate, 53%
HELOC, 8%
Res. Real Estate,
18%

Comm. Real Estate =
$1.73 B


Const & Dev.
10%
Owner-
Occupied
33%
Investor-
Owned
57%

WesBanco

Summary – Loan Quality

	6/30/11	3/31/11	12/31/10	9/30/10	6/30/10
Non-accrual loans	$62,041	$59,571	$48,820	$53,578	$65,083
Troubled Debt Restructurings	$36,437	$36,636	$47,483	$35,532	$29,472
NPA's & Loans 90 Days Past Due – ($ 000's)	$110,222	$106,630	$112,055	$105,003	$105,449
NPA's & Loans 90 Days Past Due / Total Loans - %	3.38%	3.29%	3.41%	3.16%	3.10%
Allowance for Loan Losses / Total Loans - %	1.88%	1.89%	1.86%	1.78%	1.92%

WesBanco

Non-GAAP Financial Measures

Tangible equity to tangible assets

	4Q'09	1Q'10	2Q'10	3Q'10	4Q'10	1Q'11	2Q'11
Total shareholders' equity	$ 588,716	$ 596,473	$ 604,714	$ 608,287	$ 606,863	$ 611,978	$ 623,037
Less: goodwill & other intangible assets	(288,292)	(287,593)	(286,908)	(286,228)	(285,559)	(284,941)	(284,336)
Tangible equity	300,424	308,880	317,806	322,059	321,304	327,037	338,701
Total assets	5,397,352	5,380,441	5,356,261	5,362,623	5,361,458	5,368,852	5,425,907
Less: goodwill & other intangible assets	(288,292)	(287,593)	(286,908)	(286,228)	(285,559)	(284,941)	(284,336)
Tangible assets	5,109,060	5,092,848	5,069,353	5,076,395	5,075,899	5,083,911	5,141,571
Tangible equity to tangible assets	5.88%	6.06%	6.27%	6.34%	6.33%	6.43%	6.59%

WesBanco

Non-GAAP Financial Measures

ROAA: Pre-tax & Pre-provision

	4Q'09	1Q'10	2Q'10	3Q'10	4Q'10	1Q'11	2Q'11
Income before provision for income taxes	$ 5,915	$ 8,780	$ 9,491	$ 9,503	$12,187	$12,448	$15,564
Provision for credit losses	14,353	11,500	11,675	11,778	9,625	8,041	6,802
Taxable equivalent adjustment	1,725	1,612	1,535	1,488	1,507	1,608	1,640
	21,993	21,892	22,701	22,769	23,319	22,097	24,006
Annualized	87,255	88,784	91,053	90,334	92,516	89,616	96,288
Average assets	5,493,445	5,414,341	5,437,010	5,422,181	5,394,837	5,363,365	5,428,747
ROAA	1.59%	1.64%	1.67%	1.67%	1.71%	1.67%	1.77%

WesBanco

WesBanco®